UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 25, 2026

Ultra Clean Holdings, Inc.
(Exact name of Registrant as Specified in Its Charter)

Delaware	000-50646	61-1430858
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26462 Corporate Avenue
Hayward, California		94545
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 510 576-4400

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	UCTT	The Nasdaq Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On January 25, 2026, Mr. Harjinder Bajwa’s employment as the Chief Operating Officer of Ultra Clean Holdings, Inc. (the “Company”) was terminated effective immediately. Mr. Bajwa will receive severance benefits pursuant to the Company's policy on Severance Benefits for Executive Officers (filed as Exhibit 10.1 to the Company’s Form 10-Q filed on October 29, 2025).
On January 25, 2026, the Board of Directors of the Company appointed Mr. Robert Wunar as the Company’s Chief Operating Officer, effective March 23, 2026 (the “Start Date”). Prior to joining the Company, Mr. Wunar, 58, served as Managing Director of Business Unit Operations at Applied Materials, Inc. from November 2020 to January 2026, as Managing Partner at Applied Manufacturing Group, Inc. from December 2019 to November 2020, as Principal at HelmSmart Consulting from January 2017 to December 2019, and as Senior Director, Business Operations, at SolarCity from December 2014 to December 2016. Prior to that, he served in various roles at Applied Materials, Inc. from July 1992 to December 2014. Mr. Wunar holds a Bachelor of Science in Electronics Engineering Technology from DeVry Institute of Technology. Mr. Wunar’s salary will be $475,000 per year. Mr. Wunar is also eligible to participate in the Company’s management bonus plan, which includes an initial target bonus of 85% of his base salary on an annualized basis after one full quarter of employment. Subject to the approval of the Company’s shareholders at its next annual meeting, Mr. Wunar will also be granted an equity award with a grant date value of $1,500,000 (one-half in time-based restricted stock units and one-half in performance-based stock units, with the time-based restricted stock units vesting over three years in three equal annual installments), and shall otherwise be subject to the terms and conditions set forth in the Company’s standard form of restricted stock unit agreement and stock incentive plan. In addition, Mr. Wunar will receive a sign-on bonus of $200,000, that will be subject to clawback if Mr. Wunar resigns from the Company or his employment is terminated for “cause” in each case within 12 months of the Start Date.
There are no arrangements or understandings between Mr. Wunar and any other persons pursuant to which he was appointed as the Company’s Chief Operating Officer, and no family relationships among any of the Company's directors or executive officers and Mr. Wunar. Mr. Wunar has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ULTRA CLEAN HOLDINGS, INC.

Date:	January 28, 2026	By:	/s/ Paul Y. Cho
Name: Paul Y. Cho Title: General Counsel and Corporate Secretary